Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Altera Corporation of our report dated February 13, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Altera Corporation’s Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

July 24, 2015